UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2014

AMERICAN ENERGY CAPITAL PARTNERS, LP

(Exact name of Registrant as specified in its charter)

Delaware	333-192852	46-4076419
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, New York, New York 10022
(Address, including zip code, of principal executive offices)

(212) 415-6500
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Escrow Break

On June 16, 2014, American Energy Capital Partners, LP (the “Partnership”) received and accepted aggregate subscriptions equal to $2,000,000 for common units representing limited partner interests (“Units”) at a discounted price of $18.00 per Unit, consisting of $1,000,000 in cash paid by each of American Energy Capital Partners GP, LLC (the “General Partner”) and AECP Management, LLC (the “Manager”), issued 55,555 Units to each of the General Partner and Manager and therefore broke escrow. Subscriptions from residents of Pennsylvania and Arizona will be held in escrow until the Partnership has received aggregate subscriptions of at least $100.0 million and $10.0 million, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN ENERGY CAPITAL PARTNERS, LP
By: American Energy Capital Partners GP, LLC, its general partner
June 16, 2014	By: /s/ Edward M. Weil, Jr.
Name: Edward M. Weil, Jr.
Title: Chief Executive Officer and President